Registration No. 333-________

As filed with the United States Securities and Exchange Commission on June 9, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

__________________________________

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	81-2963381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1389 Center Drive, Suite 200 Park City, Utah 84098	84098
(Address of Principal Executive Offices)	(Zip Code)

Innovative Industrial Properties, Inc. 2026 Omnibus Incentive Plan

(Full title of the plan)

Paul E. Smithers
President and Chief Executive Officer
Innovative Industrial Properties, Inc.
1389 Center Drive, Suite 200
Park City, Utah 84098
(858) 997-3332
(Name, address and telephone number, including area code, of agent for service)

__________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents constituting Part I of this Registration Statement will be sent or given to participants in the Innovative Industrial Properties, Inc. 2026 Omnibus Incentive Plan as provided by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Innovative Industrial Properties, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 24, 2026.

2.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the Commission on May 5, 2026.

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 4, 2026; March 16, 2026; April 10, 2026; April 29, 2026; May 6, 2026; May 19, 2026; May 20, 2026; and May 22, 2026.

4.	The description of the Registrant’s common stock contained in the registration statement on Form 8-A filed on November 17, 2016, as supplemented by the description of the Registrant’s common stock contained in Exhibit 4.4 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including amendments or reports filed for the purpose of updating that description.

5.	All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

A statement contained in any incorporated document shall be modified or superseded for the purposes of this Registration Statement if it is modified or superseded by a document which is also incorporated in this Registration Statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. The Registrant’s charter contains a provision that eliminates the liability of the Registrant’s directors and officers to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law (the “MGCL”) requires the Registrant (unless the Registrant’s charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits the Registrant to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, the Registrant may not indemnify a director or officer in a suit by the Registrant or in the Registrant’s right in which the director or officer was adjudged liable to the Registrant or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the Registrant or in the Registrant’s right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits the Registrant to advance reasonable expenses to a director or officer upon the Registrant’s receipt of:

•	written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the Registrant if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Registrant’s charter authorizes the Registrant to obligate the Registrant and the Registrant’s bylaws obligate the Registrant, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of the Registrant and at the Registrant’s request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust (“REIT”), partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

The Registrant’s charter and bylaws also permit the Registrant to indemnify and advance expenses to any individual who served any predecessor of the Registrant, in any of the capacities described above and any employee or agent of the Registrant or a predecessor of the Registrant.

The Registrant has entered into indemnification agreements with each of the Registrant’s executive officers and directors, and expects to enter into indemnification agreements with future executive officers and directors, that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Registrant for liability arising under the Securities Act, the Registrant has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits, as required by Item 601 of Regulation S-K, are attached or incorporated by reference, as indicated below.

Exhibit Number	Exhibit Description

(4.1)	Second Articles of Amendment and Restatement of Innovative Industrial Properties, Inc. (including Articles Supplementary Classifying Innovative Industrial Properties, Inc.’s 9.00% Series A Cumulative Redeemable Preferred Stock).(1)

(4.2)	Articles Supplementary to the Second Articles of Amendment and Restatement of Innovative Industrial Properties, Inc. (including Articles Supplementary Classifying Innovative Industrial Properties, Inc.’s 9.00% Series A Cumulative Redeemable Preferred Stock).(2)

(4.3)	Third Amended and Restated Bylaws of Innovative Industrial Properties, Inc.(3)

(4.4)	Form of Certificate for Common Stock.(4)

(4.5)	2026 Omnibus Incentive Plan.(5)

(5)*	Opinion of Foley & Lardner LLP.

(23.1)*	Consent of Independent Registered Public Accounting Firm.

(23.2)*	Consent of Foley & Lardner LLP (contained in Exhibit (5)).

(24)	Powers of Attorney of Directors of Innovative Industrial Properties, Inc. (included on the signature page to this Registration Statement).

(107)*	Filing Fee Table.

*Filed herewith

(1) Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Quarterly Report on Form 10-Q filed with the Commission on August 6, 2020.

(2) Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the Commission on May 24, 2024.

(3) Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the Commission on December 8, 2022.

(4) Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-214148), filed with the Commission on November 17, 2016.

(5) Incorporated herein by reference to Appendix B to Innovative Industrial Properties, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 22, 2026.

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)              To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)             To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant p ursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 9, 2026.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

By:	/s/ Paul Smithers
Paul Smithers
President and Chief Executive Officer

Each person whose individual signature appears below hereby authorizes and appoints Paul Smithers and David Smith, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead to execute in the name and on behalf of each person, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on June 9, 2026.

Signature	Title

/s/ Alan Gold	Executive Chairman
Alan Gold

/s/ Paul Smithers	President and Chief Executive Officer and Director
Paul Smithers	(Principal Executive Officer)

/s/ David Smith	Chief Financial Officer and Treasurer
David Smith	(Principal Financial Officer)

/s/ Andy Bui	Vice President, Chief Accounting Officer
Andy Bui	(Principal Accounting Officer)

/s/ David Boyle	Director
David Boyle

/s/ Bruce Ives	Director
Bruce Ives

/s/ Scott Shoemaker	Director
Scott Shoemaker